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                                                                    EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 2 to Registration Statement No. 333-88679 of Hollywood Casino Shreveport and Shreveport Capital Corporation of our reports dated June 28, 1999 on the consolidated financial statements of Hollywood Casino Shreveport and HWCC-Louisiana, Inc. and of our report dated November 5, 1999 on the financial statements of Sodak-Louisiana, L.L.C. appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.


/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

Dallas, Texas
December 10, 1999